EXHIBIT 24(b)
                                                         Form
10-K for 1994
                                                           File
No. 1-11237





                    CERTIFICATE OF CORPORATE RESOLUTION



     I, Robert J. Ingato, an Assistant Secretary of AT&T Capital
Corporation, hereby certify that the following resolutions were duly adopted by the Audit Committee of AT&T Capital Corporation's
Board of
Directors at a meeting held on March 1, 1995:

     RESOLVED:  that the Company's annual report on Form 10-K for
1994
substantially in the form presented to the Committee at this meeting is approved, with such changes as the Chief Financial Officer may approve, provided that any material changes will also be approved by the General
Counsel and the Chief Executive Officer and that the Audit Committee will be advised of any material changes made in the financial statements (or related notes) in the Form 10-K; and

     FURTHER RESOLVED:  that the Chief Executive Officer, the
Chief
Financial Officer and the Controller are each severally authorized to sign the Form 10-K in the name and on behalf of the Company.



                                            Robert J. Ingato


Dated:  March 15, 1995   Robert J. Ingato